                                                                       EX-99.j.2

                                POWER OF ATTORNEY

     The undersigned  officers and Trustees of Genworth Variable Insurance Trust
(the  "Trust")  hereby  appoint  Carrie E. Hansen,  Danell J. Doty and Christine
Villas-Chernak  (with  full  power  to  each of  them  to act  alone)  to act as attorney-in-fact  and agent, with power of substitution and resubstitution,  for the  undersigned  in any and all  capacities  to execute  any and all  documents relating to the Trust,  including  but not limited to  registration  statements,
amendments   to   registration   statements,   proxy   solicitation   materials,
applications  and  amendments  to  applications,  and  any  other  documents  in connection  therewith,  with the U.S.  Securities and Exchange Commission or any other regulatory  authority,  granting onto each said attorney-in-fact and agent full  power  and  authority  to do and  perform  each and  every  act and  thing requisite  and  necessary to be done, as fully to all intents and purposes as he or she might or could do in person,  hereby  ratifying and  confirming  all that said attorney-in-fact,  or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 31st day of July, 2008.

Name                                      Title

/s/ Gurinder S. Ahluwalia    Trustee and Chairperson
Gurinder S. Ahluwalia

/s/ David M. Dunford         Trustee
David M. Dunford

/s/ Paul S. Feinberg         Trustee
Paul S. Feinberg

/s/ John A. Fibiger          Trustee
John A. Fibiger

/s/ Geoffrey S. Stiff        Trustee
Geoffrey S. Stiff

/s/ Carrie E. Hansen         President and Principal Executive Officer
Carrie E. Hansen

/s/ Danell J. Doty           Vice President, Treasurer and Principal Financial
Danell J. Doty               Officer